[Aetna Letterhead]
[Aetna Logo]


                                                        Aetna Inc.
                                                        151 Farmington Avenue
                                                        Hartford, CT 06156-8975

                                                        Michael A. Pignatella
                                                        Counsel
                                                        AFS Law, TS31
April 18, 2000                                          (860) 273-0261
                                                        Fax: (860) 273-9407

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Aetna Life Insurance and Annuity Company and its Variable Life Account B Post-Effective Amendment No. 13 to Registration Statement on Form S-6 Prospectus Title: AetnaVest & AetnaVest II
     File Nos.  33-76004* and 811-4536

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the S-6 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 13. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

--------------------

* Pursuant to Rule 429(a) under the Securities Act of 1933, the Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by Registration Statement No. 33-02339.

Based upon the foregoing, I am of the opinion that the Securities have been legally authorized and, assuming that the Securities have been issued and sold in accordance with the provisions of the prospectus being registered, will be legally issued.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella